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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-3) and related prospectus of Titan Pharmaceuticals, Inc. for the registration of 93,590 shares of its common stock of our report dated February 24, 2000 (except for Note 14, as to which the date is March 3, 2000), with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

Palo Alto, California
January 10, 2001